UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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EF Johnson Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EF JOHNSON TECHNOLOGIES, INC.

1440 Corporate Drive

Irving, TX 75038

SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING

TO BE HELD ON AUGUST 11, 2010

On or about July 8, 2010, EF Johnson Technologies, Inc. (“EFJ” or the “Company”) mailed a definitive proxy statement relating to a special meeting of stockholders of the Company to be held at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039, on August 11, 2010, beginning at 10:00 a.m., local time.  At the special meeting, stockholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of May 15, 2010, by and among FP-EF Holding Corporation (“Parent”), an affiliate of Francisco Partners II, L.P. (“Francisco Partners”), FP-EF Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, as amended by the Amendment to Agreement and Plan of Merger, dated June 19, 2010 (the “Amendment” and together with the Original Merger Agreement, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of the Parent.  Stockholders will also be asked to grant authority to vote their shares to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

If the merger is completed, EFJ stockholders will be entitled to receive $1.50 in cash, without interest and less any applicable withholding taxes, for each share of EFJ common stock owned by them as of the date of the merger.

On July 29, 2010, EFJ entered into a written understanding with plaintiffs’ counsel and other named defendants regarding the settlement of two putative stockholder class action lawsuits filed in the District Court of Dallas County, Texas on behalf of EFJ’s stockholders following the announcement of the proposed merger.  Bruce L. Deichl and P. Elayne Wishart v. EF Johnson Technologies, Inc., et al., was filed in the District Court of Dallas County, Texas on May 21, 2010 and Edwin McKean, Raul Quino v. Michael Jalbert, et al. was filed in the District Court of Dallas County, Texas on May 26, 2010.  The Plaintiffs in the Deichl and McKean lawsuits filed a consolidated amended petition on June 30, 2010.  The consolidated petition names the Company, the members of the Board of Directors, Parent and Merger Sub as defendants.  The consolidated petition asserts generally that the members of the Board of Directors breached their fiduciary duties by, among other things, failing to maximize stockholder value in the Merger and by failing to provide adequate disclosures in the Company’s June 23, 2010 preliminary proxy statement.  The consolidated petition further asserts that the Company, Parent and Merger Sub aided and abetted those alleged breaches of fiduciary duties.  The consolidated petition seeks, among other relief, an order enjoining the consummation of the Merger, rescissory damages or rescission of the Merger if it is consummated, other damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

Under the terms of the resolution of this litigation, to be more fully set forth in a stipulation of settlement, EFJ, the other named defendants and the plaintiffs have agreed to settle the lawsuits, subject to court approval.  If the court approves the settlement contemplated by the parties, the lawsuits will be dismissed with prejudice. To resolve the litigation, EFJ has agreed to make available additional information to its stockholders.  The additional information is contained below and should be read in conjunction with the definitive proxy statement.  In return, the plaintiffs have agreed to the dismissal of the actions and to withdraw any and all motions filed in connection with such actions.  In addition, EFJ has agreed to pay the reasonable legal fees and expenses of plaintiffs’ counsel, in an amount to be agreed upon by the parties or, failing their reaching agreement, to be determined by the court.  The details of the settlement will be set forth in a notice to be sent to EFJ’s stockholders prior to a hearing before the court to consider both the settlement and plaintiffs’ fee application.

The settlement will not affect the merger consideration to be paid to stockholders of EFJ in connection with the proposed merger or the timing of the special meeting of stockholders.

EFJ and the other defendants deny all of the allegations in the lawsuits and believe that the disclosures in the definitive proxy statement are appropriate and sufficient under the law.  Nevertheless, EFJ and the other defendants have agreed to settle the putative class action litigation in order to avoid costly litigation and to reduce the risk of any delay to the closing of the merger.

The following information supplements the proxy statement and should be read in conjunction with the proxy statement.  All page references in the information below shall refer to those contained in the proxy statement, and terms used below shall have the meanings set forth in the proxy statement, unless otherwise defined below:

1.    At a June 9, 2009 meeting of the Committee, summarized on page 23 of the proxy statement under the caption “Background of the Merger,” the Committee and Raymond James reviewed a list of 59 potential strategic buyers and 47 private equity firms that Raymond James, management and the Board of Directors had identified, and discussed the process and timetable.

2.    Following a July 30, 2009 meeting of the Board, summarized on page 24 of the proxy statement under the caption “Background of the Merger,” Raymond James and management invited the four highest bidders to continue in the sale process.  The fifth bid was not pursued due to its low valuation range, at a range from $0.71 to $0.76 per share. Subsequently, one of the four highest bidders dropped out of the process due to timing issues and other priorities.

3.    As summarized on page 24 of the proxy statement under the caption “Background of the Merger,” from July 28 through September 24, 2009, Raymond James contacted 2 additional strategic and 4 additional private equity firms, and had multiple conversations with the bidders remaining in the process to encourage them to submit preliminary indications of interest.

4.    During the October 30, 2009 Board meeting, summarized on page 26 of the proxy statement under the caption “Background of the Merger,”  the Board determined that it wanted an independent third party to opine as to the fairness of the transaction.  Had the Company requested Raymond James to render such an opinion, a separate fee would have been paid over and above the advisory fees payable to Raymond James related to the transaction.  See “Other Matters.”

5.    At the December 4, 2009 Board meeting, summarized on page 27 of the proxy statement under the caption “Background of the Merger,” management noted that if the Bank was unwilling to work with the Company to refinance the debt, the Company would be forced to sell portions of its business — most likely the 3eTI business.  The proceeds from such a sale were not expected to provide adequate liquidity to permit sufficient investment in research and development to keep the Company’s LMR product portfolio competitive.  Also, such a move would result in a much smaller revenue business still burdened by the costs of being a public company.  Management concluded that a total liquidation of the Company would not be good for the Company’s stakeholders due to in large part the low estimated liquidation value for the Company’s inventory and the large potential liability if the Company failed to complete/perform under its outstanding systems contracts.  As a result, management concluded that a total liquidation would most likely result in little or no value for stockholders.

6.    As summarized on page 31 of the proxy statement under the caption “Background of the Merger,” on April 1 and 8, 2010, the Board held telephonic meetings to review the proposals received.  At the April 8 meeting, Mr. Jalbert informed the Board that management, with the assistance of Raymond James, had narrowed down the list to those proposals that were the most attractive in terms of price and which had the highest probability of reaching a timely close.  He noted that management was working through due diligence requests and scheduling meetings with those parties.  Raymond James discussed the financing proposals received by the Company, the merits of each proposal, and the issues that might arise in getting to a close with each such proposal.

7.    At the April 29, 2010 meeting of the Board, summarized on pages 32 and 33 of the proxy statement under the caption “Background of the Merger,” Raymond James advised the Board that the sale of the entire business (at a sale price of $1.15 per share) resulted in, on the whole, better implied EBITDA valuation multiple statistics than the sale of just 3eTI.  The Board, management and Raymond James also discussed the premium over the Company’s share price at different points in time.

8.    As summarized under the sub-heading “Advice of Raymond James” on page 38 of the proxy statement under the caption “Reasons for the Merger; Recommendation of the Board of Directors,” the Board considered the on-going discussions, advice and recommendations of Raymond James, its financial advisor, received over the course of the sales process.

9.    As discussed under the sub-heading “Other Matters” on page 47 of the proxy statement under the caption “Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.,” Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to certain affiliates of Francisco Partners Management LLC, an affiliate of Parent (“Francisco Partners LLC”), for which Houlihan Lokey and such affiliates have received compensation.  Houlihan Lokey has not made or held any investment in Francisco Partners LLC or any of its affiliates.  Certain of Houlihan Lokey’s affiliates and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Francisco Partners LLC or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Francisco Partners LLC or certain of their respective affiliates, and may do so in the future.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of the Company’s stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the risk that the businesses will not be integrated successfully; and disruptions from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are described in the Company’s reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed transaction, the Company has filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors and security holders are able to obtain copies of the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 31, 2010 and its Form 10-K/A filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement relating to the merger, which was filed with the SEC on July 6, 2010. Investors should read the definitive proxy statement carefully before making any voting or investment decisions.

This proxy statement supplement is dated August 5, 2010 and is being mailed to stockholders of EFJ on or about August 5, 2010.